UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2021

VYNE Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38356	45-3757789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

520 U.S. Highway 22, Suite 204

Bridgewater, New Jersey 08807

(Address of principal executive offices, including Zip Code)

(800) 775-7936

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VYNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 12, 2021, VYNE Therapeutics Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware to effect a 1-for-4 reverse stock split of the outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and a reduction in the number of authorized shares of the Common Stock by a corresponding ratio (the “Reverse Stock Split”). The Reverse Stock Split became effective as of 5:00 p.m. (Eastern time) on February 12, 2021.

As previously reported, on August 3, 2020, the Company held its annual meeting of stockholders (the “Annual Meeting”), at which the Company’s stockholders approved an amendment to the Certificate of Incorporation to effect a reverse stock split of the Common Stock at a reverse stock split ratio ranging from 1-for-2 to 1-for-7, to be determined by the Board of Directors (the “Board”) at a later date, and a reduction in the number of authorized shares of the Common Stock by a corresponding ratio. On February 10, 2021, the Board approved the implementation of the Reverse Stock Split at a ratio of 1-for-4. The primary objective of the Reverse Stock Split is to reduce the number of shares outstanding to a number more consistent with other companies with similar market capitalizations as the Company, as discussed in the Company’s last proxy statement.

As a result of the Reverse Stock Split, every four shares of issued and outstanding Common Stock will be automatically combined into one issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. In lieu thereof, the Company’s transfer agent will aggregate all fractional shares and sell them as soon as practicable after the effective time at the then-prevailing prices on the open market. After the transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share as a result of the Reverse Stock Split will instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata share of the total proceeds of that sale.

Following the Reverse Stock Split, there will be 51.3 million shares of Common Stock issued and outstanding, subject to adjustment for the treatment of fractional shares. The number of authorized shares of Common Stock under the Certificate of Incorporation will be reduced from 300 million shares to 75 million shares. A proportionate adjustment was also made to the maximum number of shares issuable under the Company’s 2018 Omnibus Incentive Plan, 2019 Equity Incentive Plan, and the equity awards outstanding thereunder, as well as the Company’s Employee Share Purchase Plan.

Stockholders who hold their shares in book-entry form or in “street name” (through a broker, bank or other holder of record) will not be required to take any action.

The Common Stock will begin trading on a split-adjusted basis on the Nasdaq Global Select Market at the market open on February 16, 2021. The trading symbol for the Common Stock will remain “VYNE.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 92941V 209.

The foregoing description of the Reverse Stock Split does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed with this report as Exhibit 3.1 and is incorporated into this report by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated as of February 12, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYNE Therapeutics Inc.

/s/ Mutya Harsch
By: Mutya Harsch
Chief Legal Officer and General Counsel

Date: February 12, 2021